UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 2, 2013

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On May 2, 2013, PVH Corp. (the “Company”) filed a certificate of elimination with the Secretary of State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Company’s Certificate of Incorporation all references to the Company’s Series A Convertible Preferred Stock, par value $100 per share (the “Series A Preferred Stock”).  The Series A Preferred Stock was established as part of the Company’s financing of the acquisition of Tommy Hilfiger B.V. and certain affiliated companies in 2010.  The Company eliminated the Series A Preferred Stock from its Certificate of Incorporation because all shares of Series A Preferred Stock had been converted into shares of the Company’s common stock and no longer outstanding.  The shares of preferred stock that were reserved for issuance as Series A Preferred Stock returned to the status of authorized and unissued shares of preferred stock and may be designated and issued in any series of preferred stock.

The certificate of elimination is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01                      Financial Statements And Exhibits.

 (d)           Exhibits:

Exhibit           Description

3.1	Certificate Eliminating Reference To Series A Convertible Preferred Stock From Certificate Of Incorporation Of PVH Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By:	/s/ Mark D. Fischer
Mark D. Fischer Senior Vice President

Date: May 2, 2013

EXHIBIT INDEX

Exhibit Description

3.1	Certificate Eliminating Reference To Series A Convertible Preferred Stock From Certificate Of Incorporation Of PVH Corp.